Exhibit 4.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Registration Rights Agreement

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 30th day of January, 2026, by and among Claros Mortgage Trust, Inc., a Maryland corporation (“CMTG”), and the Investors (as defined below). The Investors and any other party that may become a party hereto pursuant to Section 3.1 are referred to collectively as the “Holders” and each individually as a “Holder”.

RECITALS

WHEREAS, CMTG has entered into a Warrant Agreement, dated as of the date hereof (as amended from time to time, the “Warrant Agreement”), by and between CMTG and the Investors, pursuant to which CMTG is selling to the Investors, and the Investors are purchasing from CMTG, warrants to purchase up to 7,542,227 shares of CMTG’s Common Stock (the “Warrants” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”), in each case at the times and in the amounts set forth in the Warrant Agreement;

WHEREAS, Section 5.3 of the Warrant Agreement provides that CMTG and the Investors will enter into a registration rights agreement;

WHEREAS, the parties believe that it is in the best interests of CMTG and the other parties hereto to set forth their agreements regarding registration rights;

NOW, THEREFORE, the parties hereby agree as follows:

1.
Definitions. For purposes of this Agreement:
1.1
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
1.2
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago.
1.3
“Common Stock” means shares of common stock, par value $0.01 per share, of CMTG or any capital stock of CMTG or any such successor into which such common stock is reclassified or reconstituted.
1.4
“Damages” means any loss, damage, claim, penalty, judgment, suit, cost, expense or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of CMTG, including any preliminary prospectus, Issuer Free Writing Prospectus or final prospectus contained therein or any amendments or supplements thereto, or any document incorporated by reference therein; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.5
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.6
“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor thereto.
1.7
“Form S-3” means Form S-3 under the Securities Act or any successor form thereto.
1.8
“Holder” means each Investor or any transferee holding Registrable Securities who becomes party to this Agreement in accordance with Section 3.1.
1.9
“Investors” means the Investors set forth on Schedule A.
1.10
“Issuer Free Writing Prospectus” means an “Issuer Free Writing Prospectus,” as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.
1.11
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.12
“Registrable Securities” means (i) all Warrant Shares held by a Holder upon the exercise of the Warrants, (ii) all shares of capital stock or other equity securities directly or indirectly issued or then issuable with respect to the Warrant Shares by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any Securities into which the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of CMTG held by a Holder (whether now held or hereafter acquired, and including any such Securities received by a Holder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by such Holder); excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.7 of this Agreement.
1.13
“Registration Expenses” means any and all expenses incurred in connection with the performance or compliance with this Agreement, excluding Selling Expenses, but including, without limitation:
(a)
all SEC or stock exchange registration and filing fees;

(b)
expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto;
(c)
all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange;
(d)
the reasonable fees and disbursements of counsel for CMTG and of its independent public accountants;
(e)
the reasonable fees and out-of-pocket expenses of not more than one law firm for the Holders in connection with the registration (“Selling Holder Counsel”);
(f)
internal or external management expenses of CMTG (including, all salaries and expenses of its officers and employees performing legal or accounting duties); and
(g)
transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering.
1.14
“Sale of CMTG” means (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of CMTG shares representing more than fifty percent (50%) of the outstanding voting power of CMTG; (b) a merger or consolidation in which (i) CMTG is a constituent party or (ii) a subsidiary of CMTG is a constituent party and CMTG issues shares of its capital stock pursuant to such merger or consolidation, in each case except any such merger or consolidation involving CMTG or a subsidiary in which the shares of capital stock of CMTG outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by CMTG or any subsidiary of CMTG of all or substantially all the assets of CMTG and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of CMTG if substantially all of the assets of CMTG and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of CMTG.
1.15
“SEC” means the Securities and Exchange Commission.
1.16
“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.17
“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.18
“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.
1.19
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.20
“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder other than the Selling Holder Counsel.
2.
Registration Rights. CMTG covenants and agrees as follows:
2.1
Shelf Registration.
(a)
As soon as practicable following the date hereof, but in no event later than sixty (60) days after the date hereof, CMTG shall file with the SEC a registration statement on Form S-3 covering the resale of all Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC (the “Shelf Registration Statement”).
(i)
Subject to Section 2.1(b), CMTG shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Shelf Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify CMTG.
(ii)
CMTG shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared effective and ending on the date that all of the Registrable Securities registered under the Shelf Registration Statement cease to be Registrable Securities (the “Effective Period”). During the Effective Period, CMTG shall supplement or make amendments to the Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.
(b)
(i)
Notwithstanding the foregoing obligations, if CMTG furnishes to the requesting Holder or Holders a certificate signed by CMTG’s chief executive officer stating that in the good faith judgment of CMTG’s Board of Directors it would be materially detrimental to CMTG and its stockholders for such Shelf Registration Statement to either become effective or remain effective for as long as such Shelf Registration Statement otherwise would be required to remain effective, or to allow the Holders to sell securities pursuant to the Shelf Registration Statement or similar document under the Securities Act filed pursuant to this Section 2, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving CMTG or an underwritten primary offering of CMTG’s Securities; (ii) based on the reasonable advice of CMTG’s counsel, require premature disclosure of material non-public information that CMTG has a bona fide business purpose for preserving as confidential; (iii) be impractical due to the consummation or probable consummation of any business combination by CMTG for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Securities Act; or (iv) render CMTG unable to comply with requirements under the Securities Act or Exchange Act, then CMTG shall have the right to defer taking action with respect to such filing, or to require the Holders not to sell securities pursuant to such Shelf Registration Statement or other document or otherwise suspend the use of effectiveness of such Shelf Registration Statement or other document, for a period of not more than sixty (60) days (a “Black-Out Period”) after the request of the Holders is given; provided, however, that CMTG may not invoke this right more than once in any twelve (12) month period; and provided further that CMTG shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.
(ii)
In the event of any suspension pursuant to this Section 2.1(b), CMTG shall use its reasonable best efforts to keep the Holders apprised of the estimated length of the anticipated delay and such information shall be kept confidential and used by the Holders solely for purposes of planning in connection with the exercise of their rights hereunder. CMTG will notify the Holders promptly upon the termination of the Black-Out Period. Upon notice by CMTG to the Holders of any determination to commence a Black-Out Period, the Holders shall, except as required by applicable law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such Black-Out Period strictly confidential, and during any Black-Out Period, promptly halt any offer, sale, trading or transfer of any Common Stock for the duration of the Black-Out Period under the Shelf Registration Statement until CMTG has provided notice to the Holders that the Black-Out Period has been terminated.
(iii)
After the expiration of any Black-Out Period and without any further request from any Holder, CMTG shall, as promptly as reasonably practicable, prepare a registration statement or post-effective amendment or supplement to the Shelf Registration Statement or prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.
2.2
Obligations of CMTG. Whenever required under this Section 2 to effect the registration of any Registrable Securities, CMTG shall, as expeditiously as possible:
(a)
prepare and file with the SEC a Shelf Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective and have continued effectiveness throughout the Effective Period; provided, however, that before filing a Shelf Registration Statement or prospectus, or any amendments or supplements thereto, CMTG shall (i) furnish to counsel for the sellers of Registrable Securities covered by such Shelf Registration Statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request;
(b)
prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement, or an additional registration statement on Form S-3 as a Shelf Registration Statement (a “Subsequent Shelf Registration Statement”) if required to maintain continuous effectiveness throughout the Effective Period, and the prospectus used in connection with such Shelf Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Shelf Registration Statement; provided that before filing any amendments or supplements to such Shelf Registration Statement, a Subsequent Shelf Registration Statement, or prospectus, CMTG will (i) furnish to counsel for the sellers of Registrable Securities covered by such Shelf Registration Statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request;
(c)
furnish to the selling Holders such numbers of copies of such Shelf Registration Statement and of each amendment and supplement thereto, including any Subsequent Shelf Registration Statement, the prospectus included in such Shelf Registration Statement, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)
use its reasonable best efforts to register and qualify the Registrable Securities covered by such Shelf Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that CMTG shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless CMTG is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)
use its reasonable best efforts to cause all such Registrable Securities covered by such Shelf Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by CMTG are then listed;
(f)
provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(g)
notify each selling Holder, promptly after CMTG receives notice thereof, of the time when such Shelf Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Shelf Registration Statement has been filed;
(h)
after such Shelf Registration Statement becomes effective, notify each selling Holder of any request by the SEC that CMTG amend or supplement such Shelf Registration Statement or prospectus;

(i)
notify each seller of any such Registrable Securities covered by such Shelf Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of CMTG’s becoming aware that the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, as promptly as practicable, prepare and file with the appropriate authorities in the applicable jurisdictions, and furnish to such seller, a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter filed and delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(j)
notify counsel for the Holders of Registrable Securities included in such Shelf Registration Statement immediately and confirm the notice in writing: (i) when the Shelf Registration Statement, any post-effective amendment to the Shelf Registration Statement, or any Subsequent Shelf Registration Statement shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the Shelf Registration Statement or Subsequent Shelf Registration Statement, if applicable, or amend or supplement the prospectus or for additional information; (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shelf Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes; or (v) of the suspension or withdrawal the effectiveness of the Shelf Registration Statement, either temporarily or permanently, by CMTG or the SEC; provided that in the event of such notice pursuant to clauses (iv) and (v), CMTG shall, at the election of the Holder, which shall be made in writing within five (5) days of receipt of such notice, either (y) rescind any previously submitted (and outstanding) Election to Purchase (as defined the Warrant Agreement) and CMTG shall return all consideration paid by the Holder for the applicable Registrable Securities upon such rescission or (z) treat the attempted exercise as a cashless exercise as described in the Warrant Agreement and refund to the Holder the cash portion of the consideration paid by the Holder for the applicable Registrable Securities;
(k)
provide each Holder of Registrable Securities included in such Shelf Registration Statement reasonable opportunity to comment on the Shelf Registration Statement, any post-effective amendments to the Shelf Registration Statement, any supplement to the prospectus or any amendment to any prospectus;
(l)
make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment; and
(m)
if requested by any Holder of Registrable Securities covered by the Shelf Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.
2.3
Furnish Information. It shall be a condition precedent to the obligations of CMTG to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to CMTG such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.4
Expenses of Registration. All Registration Expenses shall be borne and paid by CMTG. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders.
2.5
Indemnification. If any Registrable Securities are included in a Shelf Registration Statement under this Section 2:
(a)
To the fullest extent permitted by law, CMTG will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, Affiliates and stockholders of each such Holder; legal counsel and accountants for each such Holder; and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages, and CMTG will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of CMTG, which consent shall not be unreasonably withheld, nor shall CMTG be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)
To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless CMTG, and each of its directors, each of its officers who has signed the Shelf Registration Statement, each Person (if any), who controls CMTG within the meaning of the Securities Act, legal counsel and accountants for CMTG, any other Holder selling securities in such Shelf Registration Statement, and any controlling Person of any other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.5(b) and 2.5(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)
Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action . The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, except to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.
(d)
To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.5, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such Shelf Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.5(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.5(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)
The obligations of CMTG and Holders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.6
Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of CMTG to the public without registration or pursuant to a registration on Form S-3, CMTG shall:
(a)
use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of CMTG under the Securities Act and the Exchange Act (or, if CMTG is not required to file such reports, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to SEC Rule 144); and
(b)
furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by CMTG that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.
2.7
Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 shall terminate upon the earliest to occur of (i) a Sale of CMTG and (ii) such time as all Registrable Securities may be freely sold without regard to the volume, reporting requirements or other limitations under SEC Rule 144 during a three-month period without registration.
2.8
Additional Rights. In the event CMTG engages in a merger or consolidation in which the shares of Common Stock are converted into Securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Holders by the issuer of such Securities. To the extent such new issuer, or any other company acquired by CMTG in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, CMTG will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by Holders then holding a majority of Registrable Securities.
3.
Miscellaneous.
3.1
Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by an Investor to a transferee of Registrable Securities; provided, however, that (w) the transfer of Registrable Securities is permitted pursuant to the instruments governing such Registrable Securities, (x) the transfer consists of a total number of Warrant Shares and Warrants exercisable for at least 33% of the Warrant Shares for which Warrants issued or to be issued under the Warrant Agreement could be exercised, (y) CMTG is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to CMTG to be bound by and subject to the terms and conditions of this Agreement . The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.2
Governing Law; Consent of Jurisdiction; Waiver of July Trial.
(a)
THIS AGREEMENT IS MADE PURSUANT TO AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT IS EXECUTED OR THE LOCATION OF ANY OFFICE, VENTURE OR OPERATION OF ANY PARTY HERETO. ANY ACTION OR PROCEEDING RELATING IN ANY RESPECT TO THIS AGREEMENT MUST BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO LAYING THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(b)
THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM RELATING IN ANY RESPECT TO THIS AGREEMENT.
(c)
EACH PARTY HEREBY AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED ON SUCH PARTY IN THE SAME MANNER AS NOTICES ARE GIVEN PURSUANT TO SECTION 3.6 HEREOF.
3.3
Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.
3.4
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles (including attachments to e-mails in Portable Document Format (“PDF”)) shall have the same binding force as originals.
3.5
Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6
Notices.
(a)
All notices or other communications that the parties hereto may desire or be required to have or give hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered (with receipt thereof acknowledged in writing); (ii) sent by facsimile, receipt confirmed; (iii) mailed by pre-paid certified mail, return receipt requested; or (iv) sent by reputable overnight courier (receipt confirmed).
(b)
All notices or other communications shall:
(i)
be sent to CMTG at:

Claros Mortgage Trust, Inc.

c/o Mack Real Estate Group

60 Columbus Circle, 20th Floor

New York, NY 10023

Attention: General Counsel

Email: cmtg_tlb@mackregroup.com

or another address notified to the Investors from time to time, with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attn: Nitin Konchady;

Leonard Klingbaum

Email: nitin.konchady@ropesgray.com; leonard.klingbaum@ropesgray.com

(ii)
be sent to the Investors at the address set forth below such Investor’s name on the signature pages, or another address notified to CMTG from time to time; and
(iii)
be deemed to have been validly given on the date of receipt, if delivered personally or by facsimile, on the first Business Day after being sent by a reputable overnight courier service and on the fifth Business Day after being posted.
(c)
Any notice required hereunder need not be prior notice unless expressly so specified. Any notice period specified herein shall end on the close of business on the day that is the prescribed number of days following the first day of the relevant period, unless that day is not a Business Day, in which case, as of the next succeeding Business Day.
3.7
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of CMTG and the Investors. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8
No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Failure on the part of any party to challenge any act of any other party hereto or to declare such other party in violation or breach of this Agreement, irrespective of how long that failure continues, shall not constitute a waiver by such party of its rights with respect to such violation or breach . Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.
3.9
Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.
3.10
Entire Agreement. This Agreement (together with the Warrant Agreement and including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
3.11
Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CLAROS MORTGAGE TRUST, INC.

By: /s/ J. Michael McGillis
Name: J. Michael McGillis
Title: President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HPS SPECIALTY LOAN FUND VI, SCSP

By: HPS Investment Partners, LLC, its Portfolio

Manager

By: /s/ Long Nguyen
Name: Long Nguyen
Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

SLIF VI HOLDINGS, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS SPECIALTY LOAN FUND VI-L, SCSP

By: HPS Investment Partners, LLC, its Portfolio Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

SLIF VI-L HOLDINGS, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

CST SPECIALTY LOAN FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

SPECIALTY LOAN VG FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

CACTUS DIRECT LENDING FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

RED CEDAR FUND 2016, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

PACIFIC INDEMNITY COMPANY

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

PRESIDIO LOAN FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS OCOEE SPECIALTY LOAN FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS SPECIALTY LOAN FUND TX, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

BRICKYARD DIRECT LENDING FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

BRICKYARD DIRECT LENDING FUND (SLF), L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS STAR PRIVATE CREDIT FUND, SCSP

By: HPS Investment Partners, LLC, its Portfolio Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS PRIVATE CREDIT INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Subadvisor

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS CORPORATE CAPITAL SOLUTIONS FUND

By: HPS Advisors, LLC, its Investment Adviser

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS BLACK KNIGHT 1922 SPECIALTY LOAN FUND, LLC

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS GARDEN PRIVATE CREDIT FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

T DIRECT LENDING HOLDINGS, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

HPS SS-CC SPECIALTY LOAN FUND, L.P.

By: HPS Investment Partners, LLC, its Investment Manager

By: /s/ Long Nguyen
Name: Long Nguyen

Title: Managing Director

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

FISH CREEK CANYON LLC

By: /s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

Email: apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]

MACQUARIE US TRADING, LLC

By: /s/ Joshua Karlin /s/ Michael Greenblatt
Name: Joshua Karlin Michael Greenblatt
Title: Authorized Signatory Authorized Signatory

Address for Notices:

[***]

With a copy to (which copy alone shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attn: Al Pisa

Jason Anderson

apisa@milbank.com

jtanderson@milbank.com

[Signature Page to Registration Rights Agreement]